Exhibit 10.1

DATED THE 12TH DAY OF MARCH, 2024

BETWEEN

TREASURE GLOBAL INC

(Delaware Department of State’s File No. 7908921)

(the “Company”)

AND

The person with particular in Section 3 of the First Schedule

(the “Seller”)

SOFTWARE PURCHASE AGREEMENT

Software Purchase Agreement

THIS AGREEMENT is made on this day and year stated in Section 1 of the First Schedule (hereinafter referred to as the “Date of Agreement”).

BETWEEN

The party whose name and particular are stipulated in Section 2 of the First Schedule (hereinafter referred to as the “Company”) of the one part.

AND

The party whose name and particular are stipulated in Section 3 of the First Schedule (hereinafter referred to as the “Seller”) of the other part.

The Company and the Seller are hereinafter individually referred to as the “Party” and collectively referred to as the “Parties”.

RECITALS:

A.	The Seller owns all rights, title, and interest in and to that certain Software program and documentation (as defined hereafter), the functional specifications for which are set forth in the Third Schedule hereto.

B.	The Company now wishes to purchase and acquire and the Seller desirous to sell, assign, grant, convey, and transfer the Software to the Company in accordance to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual rights and obligations hereunder, the Parties mutually agree as follows:

1.	DEFINITIONS INTERPRETATIONS

1.1	The following words and expression shall have the means ascribed to them below unless contrary intention appears:

Acceptance Test	means the tests of acceptance of the Software and/or deliverable as stipulated in Clause 4.

Agreement	means this Software Purchase Agreement.

Business Day	means a day except for a Saturday, Sunday, or public holiday as appointed under the authority of or as stipulated in the Holiday Act [Act 369] to which licensed banks under Financial Service Act 2013 [Act 758] are open for general banking business in Selangor, Malaysia and the expression Business Days shall be construed accordingly.

Consideration Shares	means the new restricted shares in the Company issued as payment of the Purchase Price in accordance with the terms of this Agreement.

Software Development Agreement

Purchase Price	has the meaning ascribed in Clause 6.

Software	means, collectively, the full retail version of the Software, security implementation, pre-deployment, content management system, data mapping, and any other software module, component, source code, object code forms, cloud, or support by the Seller.

TGL Shares	has the meaning ascribed in Second Schedule.

USD	means United States Dollar.

1.2	Save to the extent that the context or the express provision of this Agreement otherwise requires:

(a)	Words using the singular or plural number also include the plural or singular number, respectively;

(b)	The terms “hereof,” “herein,” “hereby,” and “hereto” and similar words refer to this entire Agreement and not any particular clause, schedule, or any other subdivisions of this Agreement;

(c)	A reference to a “clause” or “schedule” is to a clause or schedule to this Agreement;

(d)	The word “include” or “including” shall be deemed to be followed with “without limitation” or “but not limited to” whether or not they are followed by such phrases or words of like import;

(e)	Reference to any statues or statutory provisions shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified, or re-enacted;

(f)	Reference to this “Agreement” or other agreement or document shall be construed as a reference to such agreement or document as amended, modified, or supplemental and in effect from time to time and shall include a reference to any document which amends, modifies, or supplements it, or is entered into, made, or given pursuant to or in accordance with its terms;

(g)	The heading are for convenience only and shall be ignored in construing this Agreement;

(h)	Reference to persons include their successors and nay permitted transferees and assigns;

Software Development Agreement

(i)	No rule of construction shall apply to the detriment of any party by reason of that party having control and/or was responsible for the preparation of this Agreement or any part thereof;

(j)	Whenever this Agreement refers to a number of days, such reference shall be to calendar days unless Business Days are specified;

(k)	In carrying out their obligation and duties under this Agreement, the Parties shall an implied obligation of good faith; and

(l)	Each of the schedule and the appendixes hereto shall form an integral part of this Agreement.

1.3	The Recitals set for the above are incorporate herein by reference and made a part of this Agreement as if fully set forth herein.

1.4	The schedules and appendixes to this Agreement shall be incorporated into and deemed part of this Agreement and all reference to this Agreement shall include the schedules and appendixes to this Agreement.

1.5	The documents comprising this Agreement shall be read in the following order of precedence:

(a)	The clause of this Agreement;

(b)	The schedule; and

(c)	The appendixes.

And in the event of a conflict the document higher up in the order of precedence shall prevail to the extents of such inconsistency.

2.	AGREEMENT

2.1	Subject to the terms and conditions set forth herein, the Seller shall sell, assign, transfer, convey, and deliver to the Company, and the Company shall procure from the Seller, all of the rights, title, and interest of Sellers in, to and under all of the Software it owns, free and clear of any mortgage, pledge, lien, charge, security interest, claim, or other encumbrance.

2.2	The Software shall include all computer Software and its source code including without limitation all Software licenses by any Seller to third parties, whether by delivery of object code versions of the Software for installation on the end-user system, or offered by Seller to third parties on hosted, software as a service, application service providers, cloud based service, or similar platform.

3.	CLOSING DELIVERABLES

3.1	The Closing of the transaction contemplated by this Agreement (the “Closing”) shall take place simultaneously with the closing of the transaction contemplated by this Agreement.

3.2	At the Closing, the Seller shall deliver to the Company a bill of sale hereto and duly executed by the Seller, transferring all of the Seller’s rights, title, and interest in and to the Software.

Software Development Agreement

3.3	Subject to satisfaction or waiver of all of the conditions precedent to Closing as set out in this Agreement, Closing of the transaction contemplated herein shall take place at such place and time on the Closing Date as may be agreed by the Parties hereto. The Closing Date shall be such date as is agreed upon by the parties hereto, but shall not be later than thirty (30) days from the Date of Agreement unless otherwise agreed by each of the parties, if Closing does not occur on or before the thirty (30) days from the Date of Agreement, this Agreement shall automatically be terminated pursuant to Clause 7 herein.

3.4	Conditions Precedent

(i)	The obligation of the Company hereunder in connection with the Closing are subject to the following condition precedent being met:

(a)	the Company shall have completed the due diligence investigation into the Seller and the Software and such other matters as it, in its sole discretion, deems relevant and such investigation shall not have disclosed any matter that the Company, in its sole discretion, considers to be averse to the completion of the transactions contemplated herein;

(b)	UAT testing and acceptance provided by the Seller contained in this Agreement or in any other certificate or document delivered by the Seller to the Company pursuant to Clause 4 hereto, shall be substantially true and correct as of the date hereof and as the Closing Date with the same force and effect as though such test and acceptance had been made on and as of such date, regardless of the date as of which such information was give;

(c)	All obligation, convents, and agreement of the Seller required to be performed at or prior to the Closing Date shall have been performed; and

(d)	At the Closing Date, there shall have been no materially adverse change in the status or condition of the Software or the rights of the Seller with respect thereto, or with respect to their ability to transfer the Software to the Company, except as may otherwise specifically contemplated hereunder.

(ii)	The respective obligation of the Seller hereunder in connection with the Closing are subject to the following conditions being met:

(a)	to provide the UAT delivery report to the Company in accordance with Clause 4 hereunder;

(b)	to transfer to the rights, title, and interest to the Company within the Closing Date;

(c)	to issue bill of sale to the Company within the Closing Date; and

(d)	all obligation, convents, and agreement of the Company required to be performed at or prior to the Closing Date shall have been performed.

4.	TESTING AND ACCEPTANCE

4.1	Subject to Clause 3 above, the Seller shall carry out their respective responsibilities pertaining to the Software and/or deliverables rendered by the Seller in accordance with the mutually agreed acceptance test plan (“Acceptance Test”).

Software Development Agreement

4.2	The Seller shall conduct user acceptance tests (“UAT”) together with the Company which results are to be verified and acknowledge by the Company whereby in the event the end result fails to satisfy the acceptance criteria, the testing shall be repeated at reasonable intervals as required by the Company until those criteria are met.

4.3	Should the Software and/or deliverables fails to conform to an Acceptance Test despite numerous repeated UATs, the Company may terminate this Agreement in accordance to Clause 7 herein in the event the Acceptance Test has failed more than three (3) times. The Seller hereby irrevocably agrees to refund all such service fees or any part thereof which has been paid to the Seller by the Company within fourteen (14) days from the date of termination of this Agreement.

5.	INDIVIDUAL CONTRACTOR STATUS

5.1	The Parties shall act as independent contractors and no Party shall act as agent for or partner of any of the other Party for any purpose whatsoever, and the employees of one Party shall not be deemed the employees of any of the other Party. No Party shall enter into any agreement with any third party on the other Party’s behalf.

5.2	Each Party shall remain responsible, for the withholding and payment of all taxes, payroll levies, statutory deductions, and contributions or such other employee benefit requirement now existing of hereafter enacted and attributable to their respective employees and agents.

6.	PURCHASE PRICE

6.1	In consideration of the performance of the Seller of its obligation and the provision of the Software and/or deliverables pursuant to this Agreement, unless otherwise agreed by the Parties in writing, the Company shall pay to the Seller the sum as stated in Section 1 of the Second Schedule (hereinafter referred to as the “Purchase Price”) in the manner and terms of payment as stipulated in Section 2 of the Second Schedule thereof (hereinafter referred to as the “Mode of Payment”).

6.2	Notwithstanding Clause 6.1 above, the Purchase Price may be subject to review upon the Parties’ mutual agreement provided that any such review or revision on the Purchase Price shall not be effective unless and until such revision is agreed in writing by both Parties.

6.3	All taxes, duties, and charges of any kind imposed on any of the Parties and/or their officers, agents, employees or representatives by any competent tax authority (in Malaysia, the Territory or elsewhere) in connection with the performance of work under this Agreement shall be the sole responsibility of such Party concerned.

6.4	Applicable Taxes

(a)	As to the consideration for the provisions of the Software and/or deliverables by the Seller, it is understood and agreed that there shall be no Malaysian Sale and Service Tax (collectively “Applicable Tax”), unless otherwise specifically stated.

Software Development Agreement

(b)	The Parties agree and acknowledge that if any Applicable Tax is imposed on any supplies and/or services made by supplying Party (the “Supplier”) under this Agreement, (i) the Supplier shall have the right to impose the Applicable Taxes on the consideration payable on the supply and/or services by an amount equal to the Applicable Taxes imposed; (ii) the Supplier shall be entitled to recover the increased amount from the receiving party (“Recipient”) as if the same were part of the consideration of the supply and/or Service; and (iii) the calculation and charging of the Applicable Taxes on the consideration payable for the supply and/or Services shall be made on a separate basis provided always that the Supplier shall comply with such relevant Applicable Taxes provisions including but not limited to the following:

(i)	to register with the relevant Malaysian authorities to enable it to collect the Applicable Taxes on such taxable supply and/or services; and

(ii)	to ensure that the invoice (in the form as per the prevailing Applicable Taxes guide at the material time) to be issued after the imposition of the Applicable Taxes and the receipt or any other documents to be issued after payment for the supply and/or services by the Supplier to the Recipient shall identify the amount of the Applicable Taxes payable.

(c)	If a Party must reimburse the other Party a cost or expenses, the amount to be reimbursed shall be calculated net of any Applicable Taxes input tax credits that the Party seeking reimbursement is entitled to in respect of the cost or expense incurred, on the basis the reimbursement is subject to the Applicable Taxes.

(d)	A reference to Applicable Taxes payable by a Party includes any corresponding Applicable Taxes payable by the representative member of any Applicable Taxes group of which that Party is a member and a reference to an input tax credit entitlement of a Party includes any corresponding input tax credit entitlement of the representative member of any Applicable Taxes group of which that Party is a member.

(e)	Either Party shall notify the other Party if it ceases to be registered or licensed under the relevant act or transfer its business as a going concern.

7.	TERMINATION

7.1	Without prejudice to any other rights that the Parties may have under this Agreement or at law, either Party may terminate this Agreement immediately by notice in writing upon occurrence of any of the following events:

(a)	where a Party is in a breach of this Agreement, which is incapable of being remedied, or where the breach is capable of being remedied and the breaching Party fails to remedy a breach of this Agreement of which it has received at least thirty (30) days prior written notice to remedy. Such breach includes but is not limited to where:

(i)	a Party materially breaches any of its obligations, warranties, representations, or undertakings as set forth in the Agreement;

(ii)	a Party unreasonably delays the performance of its obligation; or

(iii)	a Party’s action or inaction goes against the purpose and objective of this Agreement.

(b)	where the other Party:

(i)	becomes or threatens to become or is in jeopardy of becoming subject to any form of insolvency administration;

Software Development Agreement

(ii)	ceases or threaten to cease conducting its business, and in the case of the development where it ceases to operate as a provider of the Software and/or deliverables;

(iii)	convenes any meeting of its creditors;

(iv)	passes a resolution or suffers a petition for winding up;

(v)	has a liquidator or receiver appointed over the whole or any part of its assets; or

(vi)	takes similar actions under the laws of any jurisdiction for the general benefit of creditors of an insolvent or financially troubled subsidiary or parent company.

(c)	by mutual agreement of both Parties.

7.2	Notwithstanding anything contained in this Agreement, this Agreement may be terminated by either Party by serving a written notice of thirty (30) calendar days to the other Party. Upon termination of this Agreement, neither Party shall have no right to claim any damages, loss, claim, or liabilities whatsoever arising out of or in connection with this Agreement.

7.3	In any event that the Seller fails or refuses to observe and perform any of its obligations contained in this Agreement, the Company reserve its rights to terminate this Agreement by giving thirty (30) days written notice to the Seller.

8.	INDEMNITY

8.1	The Seller hereby irrevocably and unconditionally indemnified the Company in full and shall keep indemnified the Company from and against all losses, costs, liabilities, claims, charges, actions, proceedings, damages, prosecution, expenses, and demands which the other party may suffer or incur in any jurisdiction, and which in any case are directly occasioned by and arise from the provision of the Services to the Company or in any way attributable to the provision of the Services by the Seller to the Company pursuant to this Agreement, including but not limited to, any action or proceedings taken by any governmental authority and any action, claims, demands, or proceedings made by any third party for an infringement or violation of its intellectual property rights in the design and formulation of deliverables in connection with the purpose originally stated.

8.2	The Company hereby irrevocably and unconditionally indemnifies the Seller in full and shall keep indemnified the Seller from and against all losses, liabilities, costs, claims, charges, actions, proceedings, damages, prosecution, expenses, and demands which the other party may suffer or incur in any jurisdiction, and which in any case are directly occasioned by and arise from or in any way attributable to the breach of any provisions in this Agreement.

9.	LIABILITY

9.1	Nothing in this Agreement excludes or limits the liability of either Party in respect of:

(a)	death or personal injury caused by its negligence (including negligence by officers, agents, employees, representatives, or contractors of the Parties); and

(b)	liability which may not otherwise be limited or excluded under the applicable laws.

Software Development Agreement

9.2	Subject to Clause 9.1 above and other than as expressly provided in this Agreement, in no event will either Party be liable to the other for:

(a)	any economic losses (including without limitation, loss of profit, loss of contracts, business, or anticipated savings);

(b)	indirect or consequential damages whether arising from negligence, breach of this Agreement, or howsoever;

(c)	loss of goodwill or reputations; and/or

(d)	wasted management or staff time, suffered, or incurred by a Party arising out of or in connection with this Agreement, whether or not such losses were within the contemplation of the Parties at the Date of Agreement.

9.3	The Parties acknowledge and agree that in the event of a breach of the Agreement by either Party, the non-defaulting Party shall use its best endeavour to do all things as may reasonably be necessary to mitigate any losses that it may suffer pertaining to such breach.

10.	REPRESENTATIONS, WARRANTIES AND UNDERTAKING

10.1	Each of the Parties represents, warrants, and undertakes to the other as follows:

(a)	it is a company duly incorporated under the laws of its country of incorporation and has full power and authority to own its assets and carry on its business;

(b)	it has full legal right, power, and authority to execute, deliver, and perform its obligation under this Agreement;

(c)	all the necessary corporate resolutions and authorisations to enter into this Agreement and to perform all obligations have been duly obtained;

(d)	by entering into this Agreement, it is not in breach or in contravention of any law or contract applicable to it;

(e)	this Agreement, when executed, constitutes legal, valid, and binding obligations, enforceable against it in accordance with the terms thereof; and

(f)	the person signing this Agreement on behalf of it has been duly authorized to execute and deliver this Agreement.

10.2	In addition to the foregoing, the Seller hereby represents and warrants to the Company as follows:

(a)	it possesses all requisite expertise, experience, and qualifications to provide the Services to the Company in accordance with this Agreement;

Software Development Agreement

(b)	it currently has in place a competent and qualified team of experts, advisors, technical employees, and all other relevant employees to provide the Services to the Company in accordance with this Agreement;

(c)	it will not breach or infringe the intellectual property rights of any other persons in discharging its obligations contained in this Agreement;

(d)	it is in a position to vest in the Company free from any objection, claims, or demands from any other person all relevant and requisite intellectual property rights to the system and platform prescribed by Clause 4 above;

(e)	it is duly licensed and authorise by the relevant authorities to provide the Services in accordance with this Agreement;

(f)	in providing the Service to the Company under this Agreement, it will not breach any agreement, deed, or other instruments made by the Seller with any other third parties;

(g)	the provision of the Services will not violate, infringe, or contravene laws of Malaysia and any other country in which the Company or any of its related or associated companies have a place of establishment or carries out business.

11.	NO ASSIGNMENT

11.1	The rights and obligations of the Parties under this Agreement shall not be assigned, transferred, charged, or otherwise dealt with, and neither Parties shall attempt or purport to do so, without the prior written consent of the other Party.

12.	PERSONAL DATA PROTECTION

12.1	Both Parties shall not cause, permit, or allow the Personal Data (which shall encompass personal data and sensitive personal data as defined in the Personal Data Protection Act 2010 [Act709]) to be copied, duplicated, transcribed, processed, sold to, revealed to, or used by any other person or entity without the consent of the other Party.

12.2	The Parties shall use the Personal Data solely for the purpose of this Agreement. The Personal Data shall not be used for any other purpose except with the explicit consent of the other Party.

12.3	Each Party shall use the highest standard of diligence to ensure that its contractors, agents, employees, and representatives observed the confidentiality of the Personal Data and will prohibit any unauthorised access to use or duplication of any Personal Data in whole or in part.

12.4	Each Party agrees to notify the other Party immediately for any unauthorized possession, use or disclosure of Personal Data by any person or entity not authorized by this Agreement to have such possession, use, or knowledge whereby the Party will promptly furnish the other Party with the full details of such possession, use, or knowledge and will provide bone fide cooperation to one another in any litigation against third parties deemed necessary to protect the Personal Data.

Software Development Agreement

12.5	Nothing in this clause shall be construed in any way as a waiver of either the Party’s right to recover damages or obtain other relief against the defaulting Party for its willful act, omission, or negligence resulting in harm, loss, or damage suffered by the non-defaulting Party.

12.6	The Parties agree that where, pursuant to this Agreement, any of the date/information which includes Personal Data are extended:

(e)	the Seller by the Company and/or collected/processed by the Seller on behalf of the Company, the Seller agrees not to conduct itself, and to procure that its employees and/or agents, to not conduct themselves, in such manner as to cause the Company to be in breach of its obligations as a Data User.

(f)	To the Company by the Seller and/or collected/processed by the Company for and on behalf of the Seller, the Company agrees not to conduct itself, and to procure that its employees and/or agents, to not conduct themselves, in such a manner as to cause the Seller to be in breach of its obligation as a Data User.

13.	FORCE MAJEURE

13.1	Neither Party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reasons of any delay in performance, or the non-performance, of any of its obligation hereunder, to the extent that the delay or non-performance is due to event of Force Majeure of which it has notified the other, and the time for performance of that obligation shall be extended accordingly. For the purpose herein, Force Majeure shall mean any act, event, or circumstance relied on by either Party hereto over which that affected Party could not have reasonably exercised control, including but not limited to acts of God, acts of government or other authorities, fires, lockouts, riots, wars, pandemics, epidemics, inclement weather, earthquakes, and other natural disasters.

13.2	If the performance by any Party of any of its obligation under this Agreement is affected by an event of Force Majeure for a continuous period in excess of fourteen (14) days, the Parties hereto shall enter into bona fide discussion with a view to alleviating the effect or to agreeing upon such alternative arrangement or workaround as may be fair and reasonable and/or either Party shall have the right to terminate the Agreement with immediate effect by notice to the other Party.

14.	GOVERNING LAW AND JURISDCTION

14.1	This Agreement shall be governed by and construed and enforced in accordance with the laws of Malaysia.

14.2	Any dispute, controversy, or claim arising out of or in relation to this Agreement including any breach of any terms of this Agreement shall be resolved, insofar as it is possible, by mutual consultation between the Parties.

14.3	In any event that no settlement is capable to be reached by the Parties, the Parties hereby agreed to resolve any of the dispute by arbitration at Asian International Arbitration Centre (AIAC) in accordance with the Arbitration Rules of the AIA for the time being in force and the proceeding shall by arbitrated by three (3) arbitrators and the arbitration shall be conducted in English language and the venue of arbitration shall be in Kuala Lumpur, Malaysia.

Software Development Agreement

14.4	Each party shall have the right to appoint one (1) arbitrator each and the third (3rd) arbitrator shall be appointed by the Director of the Asian International Arbitration Centre (Malaysia). The prevailing Party in the arbitration shall be entitled to claim reasonable legal fees and the arbitration fees from the non-prevailing Party. The award of the arbitration shall be final and binding on all Parties.

15.	CHANGE IN PARTIES

15.1	The obligation, covenants, and liability of the Parties set out in this Agreement shall continue to be binding and enforceable notwithstanding any amalgamation, restructuring, or change of shareholding or control in Seller or the Company.

16.	NOTICES

16.1	Unless expressly stated herein, any notice or communication to be given under this Agreement shall be in writing and be in the English Language and may be given or sent:

(a)	by hand;

(b)	by international courier; or

(c)	by email,

to the Parties at the addressed in Section 2 and Section 3 of the First Schedule.

16.2	All notice and communication by one Party to the other Party shall be deemed to have been received by the other Party and be effective as follows:-

(a)	if by hand, upon written acknowledgement of receipt by a duly authorise officer, employee, agent, or representative of the receiving Party;

(b)	if by international courier, five (5) days after notice is posted; and

(c)	if by email, upon sending provided that there is no return email notifying failure of delivery.

17.	NON DISCLOSURE OF CONFIDENTIAL INFORMATION

17.1	The Parties shall use any confidential information revealed during the course of the Services, solely for the purpose of the Services. The Parties shall use its best effort to keep the confidential information in confidence and shall not disclose any of the confidential information to its representatives who on a need to know basis of such information and who agree to keep such information in confidence.

17.2	This Non-Disclosure of Confidential Information clause shall not apply to confidential information, which is or becomes publicly available, other than as a result of a breach of this provision or becomes lawfully available to both parties from third party free from any confidentiality restrictions.

17.3	Notwithstanding anything to the contrary herein, in the event that either party terminates, where the Party may be required by law or by regulatory authority to, amongst others, disclose to the relevant authorities and the new service provider proposed to be appointed by the other Party to replace, if any, the termination together with the reason thereto, the Party may be require to make available all information relating to the incoming advisor, the Party shall agree to the extent practicable to do so, to provide prior written notification to the other Party of such disclosure.

Software Development Agreement

17.4	The obligation contained in this Clause shall survive the termination of this Agreement for a period of two (2) years following the date of termination of this Agreement.

18.	SEVERABILITY

18.1	Each provision of this Agreement is severable from the other. If at any time, any provisions hereof is or become illegal, invalid, or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.

19.	WAIVER

19.1	No right of the Parties under this Agreement shall be deemed to be waived except by notice in writing signed by the Party granting the waiver and the waiver of any right shall not prejudice the rights of the Party in respect of any subsequent breach of the Agreement.

20.	VARIATION

20.1	The Parties may vary any of the provisions of this Agreement subject to the written agreement of both Parties.

21.	CUMULATIVE RIGHTS

21.1	The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or in equity.

22.	TIME OF THE ESSENCE

22.1	Time is of the essence in the performance of this Agreement.

23.	RELATIONSHIP OF PARTIES

23.1	Nothing in this Agreement shall create or be deemed or construed to create a partnership or joint venture or the relationship of principal and agent between the Parties.

24.	ENTIRE AGREEMENT

24.1	This Agreement together with the schedule and appendixes annexed herein contains the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes any prior written or oral agreement between the Parties relating thereto.

25.	SUCCESSORS

25.1	This Agreement together with the schedule and appendixes herein annexed to shall be binding on the respective successors-in-title of the Parties, permitted assigns, and persons deriving title thereunder.

26.	COUNTERPART

26.1	This Agreement may be executed by facsimile, pdf, digital signature, electronic signature, and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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Software Development Agreement

IN WITNESS WHEREOF, the Parties hereby agrees to the terms and conditions set for in this Agreement, including the schedule and appendix hereof and have hereunto set their hands and/or by electronic signatures in accordance with the respective local digital signature regulations on the day and year herein before mentioned.

Signed for and on behalf of TREASURE GLOBAL INC. [Delaware Department of State’s File No.: 7908921] by its legal representative with the seal affixed in the presence of :
/s/ Vincent Tan Wei Sheng	/s/ Teo Chong Chan
Witness Name: VINCENT TAN WEI SHENG N.R.I.C. No.: 841223-07-5437	Signatory Name: TEO CHONG CHAN Designation: Chief Executive Officer

Signed for and on behalf of
[MYVIKO HOLDING SDN BHD]
[Malaysian Company Registration No.:
201801046639(1308671-T)]
by its director
in the presence of:-
/s/ Lee Yong Fei
Witness	Signatory

Name:	Name: LEE YONG FEI

N.R.I.C. No.:	N.R.I.C. No.: 760122-14-5403

Designation: Director

Software Development Agreement

FIRST SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

Section	Description	Particular
1.	Date of Agreement
2.	The Company	Company Name	:	TREASURE GLOBAL INC.
		Delaware Department of State’s File No.	:	7908921
		Business Address	:	276 5th Avenue Suite 704 #739 New York, NY 10001
		Contact No.	:
		Email Address	:	ir@treasuregroup.co
		Authorized Representative	:	Mr. Sam Teo Chang Chan
		Company Name	:	MYVIKO HOLDING SDN. BHD.
		Malaysian	:	201801046639
		Company		(1308671-T)
Registration No.
		Business Address	:	F-2-43, Blok F, Taipan Damansara 2, Jalan PJU 1A/3, Ara Damansara, 47301 Petaling Jaya, Selangor
3.	The Seller	Contact No.	:
		Email Address	:
		Authorized Representative	:	LEE YONG FEI

Software Development Agreement

SECOND SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

Section	Description	Particular
1.	Purchase Price	An aggregate of US Dollar One Million (USD1,000,000.00)
All such Software Development Fees shall be paid in accordance to the terms and conditions as follows:

(a)

the Purchase Price for this Agreement shall be satisfied though the issuance and allotment of ordinary shares of the Company (“TGL Shares”) to the Seller. The TGL Shares shall have an equivalent value of USD1,000,000.00.

		(b)	the Company agrees to issue and allot the TGL Shares to the Seller within five (5) working days from the Date of Agreement.

		(c)	The issue price per TGL Shares shall be determined based on highest closing price of the last five (5) trading days prior to the date of the Agreement.

2.	Mode of Payment	(d)	The TGL shares issued to the Seller shall be restricted stock.

(e)

Certificates representing the TGL Shares shall bear a restrictive legend as required by applicable securities laws as stated above. The Seller acknowledges and agrees that it shall not sell, transfer, pledge, or otherwise dispose of the TGL Shares except in compliance with the Securities Act of 1933, as amended (e.g., Rule 144 exemption). Any transfer or disposition shall be subject to prior notice to the Company.

(f)

In the event that the Seller intends to sell the TGL Shares in the market using the Rule 144 exemption after the applicable Rule 144 requisite holding period is satisfied (e.g. six (6) months), the Seller shall pay all costs associated with obtaining a legal opinion that opines on the transferability of the TGL Shares using the Rule 144 exemption.

Software Development Agreement

THIRD SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

This Third Schedule spells out list and the particular of the Software and/or deliverables to be provided by the Seller to the Company under this Agreement.

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